Exhibit 10.29

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of the 31st day of October, 2003, between PRIMUS KNOWLEDGE SOLUTIONS, INC., a Washington corporation (“Primus”) and MICHAEL BROCHU (“Executive”).

R E C I T A L S :

A. Primus, acting through its Board of Directors (excluding Executive in his position as Chairman of the Board) as Plan Administrator under the Primus 1995 Stock Incentive Compensation Plan, the Primus 1999 Stock Incentive Compensation Plan and the 1999 Amended and Restated Non-Officer Employee Stock Compensation Plan (the “Plans”) and otherwise on behalf of Primus, desires to reduce the net dilution from stock options to the Company’s stockholders through purchase of all Executive’s Primus stock options with an exercise price of $3.00 or more (the “Options”).

B. Executive desires to accept Primus’s offer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Primus and Executive agree as follows:

1. Option Purchase

1.1 Purchase

As of the date hereof, the parties agree that the Company hereby purchases, and Executive hereby sells, the Options at the fair market value thereof, or an aggregate price for the Options of $997,968 (the “Purchase Price”).

1.2 Proceeds of Purchase

Executive has elected to prepay amounts owing under his promissory note and loan agreement from Primus dated April 16, 2001 (the “Note”), under the prepayment provision of the Note. Primus will, therefore, apply the Purchase Price (a) first to mandatory federal income tax withholding as a result of the transaction under this Agreement and (b) then, to the accrued interest at the date hereof on the Note and (c) finally, to the outstanding principal balance on the Note. As a result, Executive will not receive any of the net proceeds from the Purchase Price.

2. OPTIONS CANCELED FROM THE COMPANY’S BOOKS

On the date hereof, given the purchase of the Options, the Options shall be deemed canceled on the Company’s records of outstanding stock options, and by this Agreement,

Executive acknowledges and agrees that the Options have been sold and transferred to the Company and he retains no rights with respect to such Options under the Plans or otherwise.

3. MISCELLANEOUS

3.1 Notices

(a) Any and all notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered to the address or facsimile number specified below (provided, however, that any matter transmitted to Primus by facsimile (i) shall be promptly confirmed by a telephone call to Primus at the number specified below and (ii) shall be followed promptly by delivery of a hard copy original thereof) or to such other address or facsimile number as shall be designated by a party in a written notice to the other party.

If to Primus:

Primus Knowledge Solutions, Inc.

1601 Fifth Avenue, Suite 1900

Seattle, Washington 98101

Attention: General Counsel

Facsimile No. (206) 834-8111

Telephone No. (206) 834-8100

If to Executive:

Michael Brochu

at his home address and telephone number on Primus’s records

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

3.2 Third Parties

No provision of this Agreement is intended or shall be construed to be for the benefit of any third party.

3.3 Captions

All section or paragraph division, numbering, and captions are for convenience of reference only, and shall not affect the interpretation or construction of this Agreement or of any term, condition, or provision hereof.

3.4 Entire Agreement; Modifications

This Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations, agreements or understandings and may not be contradicted by evidence of any alleged oral agreement. No modification or amendment of this Agreement shall be effective unless set forth in writing and signed by Primus and Executive. No offer has been made for less than all of the Options.

3.5 Counterparts

This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same original.

3.6 Governing Law

This Agreement shall be governed by the laws of the State of Washington.

3.7 Jurisdiction

All judicial proceedings brought against borrower arising out of or relating to this note may be brought in any state or federal court of competent jurisdiction in the State of Washington, and by execution and delivery of this agreement borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written above.

/s/ Michael A. Brochu
Michael Brochu

PRIMUS KNOWLEDGE SOLUTIONS, INC.

By:	/s/ Ron Stevens
Name:	Ronald Stevens
Title:	EVP and Chief Financial Officer

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